Exhibit 99

FOR IMMEDIATE RELEASE

Landmark Land Company, Inc.
Landmark Restructuring

Upper Marlboro, MD, May 27, 2009 – Landmark Land Company, Inc. (OTC: LLND) (“Landmark”) announced today that its Board of Directors had concurred with a senior management recommendation to  restructure its operations to reduce costs, allowing it to better meet current economic conditions.  During the discussions, Board member Jim L. Awtrey made the decision to resign his position of Senior Vice President to immediately help the company’s restructuring efforts.  Mr. Awtrey will remain as a member of the Landmark Board of Directors.

“I am a big believer in Landmark and its vision of developing lifestyle residential communities using golf as a key amenity.  I believe Landmark will come through these difficult economic times and continue to be a leader in the development of high-quality residential communities, and I am proud to remain a member of its Board of Directors”, said Awtrey.

Mr. Awtrey had retired as CEO of the PGA of America before joining Landmark Land Company in 2006.
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Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the effect of economic and business conditions, the ability to obtain additional capital or a viable merger candidate in order to develop the existing real estate and other risks detailed from time to time in our SEC reports.  We assume no obligation to update the information in this press release.

CONTACT:	Gerald G. Barton
Chairman
Chief Executive Officer
Landmark Land Company, Inc.
2817 Crain Highway
Upper Marlboro, Maryland 20774
(301) 574-3330